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                                  Exhibit 21.0
                        UROPLASTY, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant



The following are wholly owned subsidiaries of Uroplasty, Inc:


                                  Uroplasty BV
                                    Hofkamp 2
                                 6161 DC Geleen
                                 The Netherlands



                                  Bioplasty BV
                                    Hofkamp2
                                 6161 DC Geleen
                                 The Netherlands



                                 Uroplasty, Ltd
                         Unit 3, Woodside Business Park
                           Whitley Wood Lane, Reading
                               Berkdshire, RG2 8LW
                                 United Kingdom



                                 Uroplasty Corp.
                          5955 Airport Road, Suite 305
                              Missassauga, Ontario
                                 Canada L4V 1R9